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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VALUECLICK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF
VALUECLICK, INC.
MAY 15, 2003

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of ValueClick, Inc., a Delaware corporation, will be held at The Westlake Village Inn, 31943 Agoura Road, Westlake Village, California, on May 15, 2003, beginning at 10:00 a.m. local time for the purpose of considering and voting on the following matters:

  1.
  To elect seven members to the board of directors of ValueClick to serve until the next annual meeting of ValueClick stockholders and until their successors have been elected and qualified; and,

  2.
  To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

        The business to be conducted at the annual meeting is more fully described in the rest of this document. As of the date of this notice, ValueClick's board of directors knows of no other business to be conducted at the annual meeting. For ten days prior to the annual meeting, a complete list of our stockholders entitled to vote at the meeting will be available for inspection by any stockholder for any purpose relating to the meeting during ordinary business hours at our offices at 4353 Park Terrace Drive, Westlake Village, California. This list will also be available for inspection at the annual meeting.

        ValueClick's board of directors has fixed the close of business on April 1, 2003 as the record date for the determination of ValueClick stockholders entitled to notice of, and to vote at, the annual meeting and at any continuation or adjournment of the annual meeting.

By Order of the Board of Directors,

James R. Zarley Chairman of the Board and Chief Executive Officer of ValueClick
Westlake Village, California April 15, 2003

VALUECLICK, INC.
4353 Park Terrace Drive
Westlake Village, California 91361

PROXY STATEMENT

2003 Annual Meeting of Stockholders to be held May 15, 2003

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

        We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2003 annual meeting of stockholders. This proxy statement summarizes the information you need to know to cast a vote at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who is Entitled to Vote?

        We will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about April 19, 2003, to all stockholders entitled to vote. Stockholders who owned ValueClick common stock at the close of business on April 1, 2003, are entitled to vote. On this record date, there were approximately 73,386,000 shares of ValueClick common stock, par value $0.001 per share, outstanding. ValueClick's common stock is our only class of voting stock. We are also authorized to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are presently issued and outstanding. We are also sending along with this proxy statement the ValueClick 2002 Annual Report, which includes our consolidated financial statements.

What Constitutes a Quorum?

        The holders of a majority of the outstanding shares of ValueClick common stock entitled to vote at the meeting must be present, in person or represented by proxy, in order to constitute a quorum. We can conduct the business of the meeting only if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

        Each share of ValueClick common stock that you own entitles you to one vote. The proxy card indicates the number of shares of ValueClick common stock that you own.

How Do I Vote By Proxy?

        Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

  •
  "FOR" the election of all seven nominees for director (see page 18).

        If any other matter is presented, your proxy will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in their own discretion. At the time this proxy statement went to press, we knew of no matters which needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change My Vote After I Return My Proxy?

        Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

  •
  You may send our Corporate Secretary another proxy with a later date.

  •
  You may notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy.

  •
  You may attend the annual meeting and vote in person.

  •
  Your attendance at the annual meeting will not, in and of itself, revoke your proxy.

How Do I Vote in Person?

        If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring the proxy card, an account statement or a letter from the nominee indicating that you are the beneficial owner of the shares on April 1, 2003, the record date for voting, and a written instruction from the nominee authorizing you to vote the shares.

What Vote Is Required to Approve Each Proposal?

Proposal 1: Elect Seven Directors	The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "WITHHOLD AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.
The Effect of Broker Non-Votes	If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposal 1 even if it does not receive instructions from you.
If your broker does not vote your shares on Proposal 1, such "broker non-votes" will have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

What Are the Costs of Soliciting these Proxies?

        We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers, and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies that we do not regularly employ in connection with the solicitation of proxies if the board of directors determines this is advisable.

How Do I Obtain an Annual Report on Form 10-K?

        If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2002, that we filed with the SEC, we will send you one without charge. Please write to:

    ValueClick, Inc.
    4353 Park Terrace Drive
    Westlake Village, California 91361
    Attention: Chief Financial Officer

INFORMATION ABOUT VALUECLICK COMMON STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of April 1, 2003, except as noted in the footnotes below, by:

  •
  Each person who we know to be the beneficial owner of 5% or more of our outstanding common stock;

  •
  Each named executive officer;

  •
  Each of our directors; and

  •
  All of our named executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within sixty days after April 1, 2003, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of April 1, 2003, 73,386,000 shares of our common stock were issued and outstanding. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons have sole voting and investment power with respect to the shares shown as beneficially owned. Unless otherwise indicated, the address of the beneficial owner below is c/o ValueClick, Inc., 4353 Park Terrace Drive, Westlake Village, California 91361.

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number	Percent
Directors, Executive Officers and Significant Employees:
James R. Zarley(1)	2,145,739	2.9%
Samuel J. Paisley(2)	243,750	*
Peter Wolfert(3)	134,375	*
Scott P. Barlow(4)	21,049	*
David S. Buzby(5)	486,564	*
Martin T. Hart(6)	528,702	*
Tom A. Vadnais(7)	436,300	*
Gordon B. Hoffstein(8)	2,061,234	2.8%
Samuel P. Gerace, Jr.(9)	1,784,228	2.4%
Jeffrey F. Rayport(10)	51,175	*
5% Stockholders:
All Directors and Officers as a group (10 persons)(11)	7,893,116	10.5%

*
Less than 1%

(1)
Includes 1,263,195 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from April 1, 2003.

(2)
Includes 243,750 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from April 1, 2003.

(3)
Includes 134,375 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from April 1, 2003.

(4)
Includes 21,049 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from April 1, 2003.

(5)
Includes 146,342 shares of common stock held by the Buzby-Vasan 1997 Trust and includes 25,000 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from April 1, 2003.

(6)
Includes 503,702 shares of common stock held by H Investment Company LLC. Mr. Hart is the managing partner of H Investment Company LLC and includes 25,000 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from April 1, 2003.

(7)
Includes 25,000 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from April 1, 2003.

(8)
Includes 41,648 shares of common stock held by the Hoffstein Family Trust

(9)
Includes 306,897 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from April 1, 2003.

(10)
Includes 51,175 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from April 1, 2003.

(11)
Includes 2,095,441 shares of common stock issuable upon the exercise of stock options which are presently exercisable or will become exercisable within sixty days from April 1, 2003.

VALUECLICK SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ValueClick's executive officers and directors, and persons who own more than 10% of a registered class of ValueClick equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish ValueClick with copies of all Section 16(a) forms that they file. Based solely on ValueClick's review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, ValueClick believes that, for the reporting period from January 1, 2002 to December 31, 2002, its executive officers and directors complied with all their reporting requirements under Section 16(a) for such fiscal year, except that Messrs. Paisley and Wolfert did not timely file their respective Form 4 for February 2002 and Mr. Barlow did not timely file his Form 3 for February 2002. Forms were subsequently filed with the Securities and Exchange Commission for these transactions.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers, Directors and Other Key Employees

        Set forth below is information concerning ValueClick's directors, executive officers and other key employees as of March 1, 2003.

Name	Age	Position(s)
James R. Zarley	58	Chairman of the Board, Chief Executive Officer and President
Samuel Paisley	52	Chief Financial Officer, Chief Operating Officer—Media
Peter Wolfert	39	Chief Technology Officer
Scott P. Barlow	34	Secretary
David S. Buzby(1)(2)	43	Director
Martin T. Hart(1)(2)	67	Director
Tom A. Vadnais(2)	54	Director
Gordon B. Hoffstein	50	Director
Samuel P. Gerace, Jr.	39	Director
Jeffrey F. Rayport(1)	43	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

        JAMES R. ZARLEY is the Chairman of the Board and Chief Executive Officer of ValueClick. He has served as Chairman, and has been an advisor to ValueClick, since May 1998. In February 1999, Mr. Zarley joined ValueClick in a full-time capacity and in May 1999 he became Chief Executive Officer. In January of 2001, Mr. Zarley assumed the added position of President of ValueClick, Inc. Prior to joining ValueClick, from April 1987 to December 1996, Mr. Zarley was Chief Executive Officer of Quantech Investments, an information services company. From December 1996 to May 1998, Mr. Zarley was the Chairman and Chief Executive Officer of Best Internet until its merger with Hiway Technologies, a Web hosting company, in May 1998. From May 1998 to January 1999, Mr. Zarley was the Chief Operating Officer of Hiway Technologies until its merger with Verio.

        SAMUEL PAISLEY is the Chief Financial Officer and Chief Operating Officer—Media. Mr. Paisley joined ValueClick in his initial role of Executive Vice President in April 2000, added the position of Chief Operating Officer—Media in January 2001 and assumed the role of Chief Financial Officer in June 2002. Mr. Paisley previously served as Chief Financial Officer and Executive Vice President of Automata International, an integrated circuit manufacturer, from June 1998 to March 2000. Between August 1980 and June 1998 he held several positions at KPMG Peat Marwick LLP, an audit firm, finishing his employment as a partner in Information, Communications and Entertainment. Mr. Paisley graduated with a B.A. from Washington & Jefferson College and an M.B.A. from the University of Pittsburgh.

        PETER WOLFERT joined ValueClick as its Chief Technology Officer in June 2000. Previously, Mr. Wolfert was the Senior Vice President and Director of Information Technology for Mellon Capital Management, an investment management firm in San Francisco, from October 1998 until June 2000. Prior to that he served as Senior Vice President of Information Technology at AIM Funds in San Francisco from October 1995 to October 1998. From January 1992 until October 1995, Mr. Wolfert was Senior Vice President of Information Technology at Trust Company of the West (TCW) in Los Angeles. Mr. Wolfert graduated with a B.S. from the University of California at Davis, and also earned an M.B.A. with emphasis in Management Information Systems from the University of California at Irvine.

        SCOTT P. BARLOW joined ValueClick as its Vice President and General Counsel in October of 2001 and has also served as its Secretary since February 2002. Prior to joining ValueClick, Mr. Barlow served as the General Counsel and Secretary for Mediaplex from December 2000 to October 2001. From October 1999 to December 2000, Mr. Barlow served as Mediaplex's Assistant General Counsel. Prior to his employment with Mediaplex, Mr. Barlow was a senior associate with Raifman & Edwards LLP, a San Francisco based corporate law firm from 1995 to 1999. Mr. Barlow graduated with a B.S. from the University of Florida and a J.D. from the University of Akron School of Law.

        DAVID S. BUZBY has been a director of ValueClick since May 1999. Mr. Buzby is a San Francisco based investor and operator of entrepreneurial companies. From June 1999 to September 2000, Mr. Buzby was the Chief Operating Officer and a founding investor of Internet Barter, Inc., an international business-to-business e-commerce barter exchange. From August 1994 to January 1999, Mr. Buzby worked with Best Internet, a web hosting company. Mr. Buzby held various positions at Best Internet including Chief Financial Officer and Vice Chairman of the Board and was a founding investor. Mr. Buzby graduated with a B.A. from Middlebury College and received an M.B.A. from Harvard Business School.

        MARTIN T. HART has been a director of ValueClick since March 1999. Mr. Hart has been a private investor in the Denver area since 1969. He has owned and developed a number of companies into successful businesses, and has served on the board of directors for many public and private corporations. Presently, Mr. Hart is serving on the board of the following public companies: MassMutual Corporate Investors, an investment company; MassMutual Participation Investors, an investment company; T-Netix, a communications company; and, Spectranetics Corporation, a medical device company. He also continues to serve on the board of directors of several private companies. Mr. Hart graduated with a B.A. from Regis University and is a Certified Public Accountant.

        TOM A. VADNAIS has been a director of ValueClick since October 2001. From April 2001 to October 2001, Mr. Vadnais was President, Chief Executive Officer and a director of Mediaplex, Inc., a provider of technology-based marketing products and services. Prior to joining Mediaplex, Mr. Vadnais was the Executive Vice President of Professional Services for Compuware Corporation, a software and professional services provider for IT professionals, where he was retained to perform the integration of Data Processing Resources Corporation (DPRC) and managed mergers and acquisitions. Mr. Vadnais was the President and Chief Operating Officer of DPRC, prior to its acquisition by Compuware. From 1992 to 1999, Mr. Vadnais was the President and Chief Operating Officer of Tascor, Inc., a wholly-owned subsidiary of Norrell Inc., where he was a member of Norrell's Board of Directors. Until 1992, Mr. Vadnais worked at IBM for twenty-three years in various management roles, where he had experience in sales, marketing, and as Vice President of Operations. He graduated with a B.A. from the University of California, Los Angeles, and an M.B.A. from Golden Gate University. Pursuant to a Board Composition Agreement, dated October 19, 2001, between ValueClick Inc., and Mediaplex, Inc. ValueClick has agreed to nominate Mr. Vadnais as a director of ValueClick's 2002 annual meeting of stockholders.

        GORDON B. HOFFSTEIN has been a director since May 2002. Mr. Hoffstein was the President and Chief Executive Officer and a director of Be Free, Inc. from August 1998 to the merger with Valueclick, Inc. in May 2002, and was elected Chairman of the Board of Directors of Be Free, Inc. in January 2000. From October 1991 to April 1997, he was a co-founder and the Chief Executive Officer of PCs Compleat, a direct marketer of PCs and related products now known as CompUSA Direct. He currently serves as a director of various private companies. Mr. Hoffstein earned a B.S. from the University of Massachusetts and an M.B.A. from Babson College.

        SAMUEL P. GERACE, JR.    has been a director since May 2002. Mr. Gerace has been the Executive Vice President, Chief Technology Officer of Be Free, Inc. since August 1998. He was a founder of and has been involved in managing of Be Free, Inc. since the inception of one of its affiliated companies in September 1985. Mr. Gerace holds an A.B. from Harvard College.

        JEFFERY F. RAYPORT has been a director since May 2002. Dr. Rayport was a former Director of Be Free, Inc. Dr. Rayport currently works at Monitor Group, a management consulting firm, as the founder and Chief Executive Officer of Monitor Marketspace, an e-commerce research and media unit established in 1998. From 1991 to 2000, he was a faculty member at Harvard Business School in the Service Management Unit. He currently serves as a director of Global Sports Interactive and CBS MarketWatch. Dr. Rayport earned an A.B., A.M. and Ph.D. from Harvard University and an M. Phil. from the University of Cambridge (U.K.).

Relationships Among Executive Officers and Directors

        There are no family relationships among any of the directors or executive officers of ValueClick.

The Board of Directors

        The board of directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the chairman, other key executives and our principle external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that we send them and participating in board and committee meetings.

        During 2002, the Board of Directors held nine meetings. The Compensation Committee held four meetings in 2002. The Audit Committee held six meetings in 2002. Each director attended or participated in 75% or more of the meetings held by the Board of Directors and each committee member attended 75% or more of the meetings held by the committees on which he served.

The Committees of the Board

        The board has an audit committee and a compensation committee. We do not have a standing nominating committee. The full board of directors nominates our officers and directors for election.

        The audit committee monitors ValueClick's corporate financial reporting and internal and external audits. The audit committee also has the responsibility to:

  •
  review the audit committee charter at least annually and recommend any changes to our board of directors;

  •
  review ValueClick's annual financial statements and any other relevant reports or other financial information;

  •
  review the regular internal financial reports prepared by management and any internal auditing department;

  •
  recommend to the board of directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants;

  •
  review and discuss with the accountants all significant relationships that the independent accountants have with ValueClick to determine the accountants' independence;

  •
  review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant; and

  •
  following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

How Do We Compensate Directors?

        For fiscal year 2002, ValueClick's directors did not receive salaries or fees for serving as directors or for serving on committees of ValueClick's board of directors. Each non-employee member of ValueClick's board was reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors. During fiscal 2002, directors were eligible to receive options and shares of ValueClick common stock under its 1999 Stock Option Plan. However, effective February 11, 2003 for the 2003 fiscal year, each non-employee member of our board will receive annual compensation of $5,000. The members of the audit committee of the board and its chairman will receive additional compensation of $5,000 and $20,000, respectively. The members of the board are also reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors. Directors are also eligible to receive options and to be issued shares of common stock directly under our 2002 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between ValueClick's executive officers, board of directors or compensation committee and any executive officer or member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. See "Certain Relationships and Related Transactions."

Certain Relationships and Related Transactions

        None.

How Do We Compensate Executive Officers?

        The following table sets forth all compensation awarded to, earned by or paid to our Chief Executive Officer and other executive officers whose cash compensation exceeded $100,000 in 2002 for services rendered to ValueClick in all capacities in 2000, 2001 and 2002.

Executive Compensation Table

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary			Bonus		Other Annual Compensation	Securities Underlying Options/SARs	All Other Compensation
James R. Zarley Chairman, Chief Executive Officer and President	2002 2001 2000	$ $ $	340,625 200,000 252,083	(2) (1)	$	— — 110,000	— — —	1,500,000 — —		— — —
Samuel J. Paisley Chief Financial Officer and Chief Operating Officer—Media	2002 2001 2000	$ $ $	300,000 200,000 100,000	(3) (4)	$	— — 25,000	— — —	300,000 200,000 —	$ $ $	4,750 4,967 1,875	(6) (6) (6)
Peter Wolfert Chief Technology Officer	2002 2001 2000	$ $ $	300,000 200,000 103,077	(5)		— — —	— — —	200,000 150,000 —	$ $ $	5,500 5,450 1,042	(6) (6) (6)
Scott P. Barlow Secretary, VP and General Counsel	2002 2001 2000	$ $	150,000 25,000 —	(7)		— — —	— — —	10,000 25,000 —	$ $	4,406 750 —	(6) (6)

(1)
Mr. Zarley's base salary decreased from $300,000 to $200,000 in August 2000.

(2)
Mr. Zarley's base salary increased from $200,000 to $375,000 in February 2002.

(3)
Mr. Paisley's base salary increased from $200,000 to $300,000 effective January 2002.

(4)
Mr. Paisley commenced his employment in March 2000 at a base salary of $150,000.

(5)
Mr. Wolfert commenced his employment in June 2000 at a base salary of $200,000 and his salary was increased to $300,000 in December 2001.

(6)
Represents 401(k) matching contributions paid by ValueClick on the executive's behalf.

(7)
Mr. Barlow commenced his employment in October 2002 at a base salary of $150,000.

Stock Options Granted During 2002

        The following table sets forth information regarding options granted to each named executive officer during the fiscal year ended December 31, 2002. We did not grant any stock appreciation rights during the fiscal year ended December 31, 2002.

			Individual Grants
	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in 2002(3)			Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(5)
				Exercise Price Per Share ($/share)(3)
Name					Expiration Date
						5%($)	10%($)
James R. Zarley	1,500,000	(1)	18.4%	$2.45	7/31/12	$2,311,000	$5,857,000
Samuel J. Paisley	200,000	(2)	2.5%	$2.46	2/14/12	$309,000	$784,000
	100,000	(1)	1.2%	$2.45	7/31/12	$154,000	$390,000
Peter Wolfert	150,000	(2)	1.8%	$2.46	2/14/12	$232,000	$588,000
	50,000	(1)	0.6%	$2.45	7/31/12	$77,000	$195,000
Scott P. Barlow	10,000	(2)	0.1%	$2.46	2/14/02	$15,000	$39,000

(1)
The options vest monthly over a four-year period measured from the date of grant. The option will become vested on an accelerated basis upon a liquidation or dissolution or certain changes in control transactions if the surviving corporation does not assume, substitute or replace the options.

(2)
The options vest in four annual installations upon the completion of each of four years of service measured from the date of grant. Each option will become vested on an accelerated basis upon a liquidation or dissolution or certain changes in control transactions if the surviving corporation does not assume, substitute or replace the options.

(3)
During the fiscal year ended December 31, 2002, we granted options to purchase 8,147,975 shares of our common stock, including 4,164,875 shares granted in the assumption of the Be Free 1998 Stock Incentive Plan.

(4)
Options were granted at an exercise price equal to the fair market value of our common stock at the date of the grant as measured by the closing price of our common stock as reported on the Nasdaq National Market. Each option has a maximum term of ten years, subject to earlier termination upon the optionee's cessation of service with ValueClick, Inc.

(5)
Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregate Option Values at December 31, 2002

        The following table sets forth information with respect to each of our named executive officers concerning their exercise of stock options during the fiscal year ended December 31, 2002 and the number of shares subject to unexercised stock options held by them as of the close of such fiscal year. No stock appreciation rights were exercised during the fiscal year ended December 31, 2002, and no stock appreciation rights were outstanding at the close of such year.

        In the following table, "Value Realized" is equal to the difference between the fair value of the shares at the time of exercise and the exercise price paid for the shares and the "Value of Unexercised In-The-Money Options" is based on the closing selling price per share at the close of the 2002 fiscal year less the exercise price payable per share. Options are "In-the-Money" if the fair market value of the underlying options exceeds the exercise price of the option.

					Value of Unexercised In-the-Money Options at December 31, 2002
			Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2002
	Number of Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
James R. Zarley	—	—	1,100,695	1,343,750	$1,968,682	$456,875
Samuel J. Paisley	—	—	110,417	389,583	$3,542	$96,458
Peter Wolfert	—	—	80,209	269,791	$1,771	$64,729
Scott P. Barlow	—	—	11,691	34,992	$4,688	$17,363

Employment Agreements

        ValueClick has entered into employment agreements with each of Messrs. Zarley, Paisley, Wolfert and Barlow. Under these agreements, each of them is entitled to a base salary as set forth in the table below. In connection with these agreements, we have granted each of them options to purchase shares of ValueClick common stock under either our 2002 Stock Option Plan or 1999 Stock Option Plan as set forth in the table below.

Options Granted Under Employment Agreements

Name	Base Salary	Number of Securities Underlying Options		Exercise Price		Expiration Date
James R. Zarley	$375,000	800,000 600,000 1,500,000	(1) (1) (1)	$ $ $	0.25 1.00 2.45	May 13, 2009 May 19, 2009 August 31, 2012

Samuel J. Paisley	$300,000	200,000 200,000 100,000	(2) (2) (2)	$ $ $	4.25 2.46 2.45	January 11, 2011 February 14, 2012 August 31, 2012
Peter Wolfert	$300,000	150,000 150,000 50,000	(3) (3) (3)	$ $ $	4.25 2.46 2.45	January 11, 2011 February 14, 2012 August 31, 2012
Scott P. Barlow	$150,000	10,000	(4)		$2.46	February 14, 2012

(1)
150,000 of Mr. Zarley's options became exercisable in June 1999. 450,000 of the options became exercisable upon the closing of ValueClick's initial public offering in March 2000. An additional 155,555 of Mr. Zarley's options became exercisable in December 1999. The remaining 644,445 options become exercisable in equal monthly installments over 29 months beginning April 2000.

(2)
100,000 of Mr. Paisley's options vest annually over a four-year term measured from March 29, 2001. 200,000 of Mr. Paisley's options vest annually over a four-year term measured from February 14, 2002. 100,000 of Mr. Paisley's options vest monthly over a four-year term measured from August 31, 2002.

(3)
150,000 of Mr. Wolfert's options vest annually over a four-year term measured from July 12, 2000. 150,000 of Mr. Wolfert's options vest annually over a four-year term measured from February 14, 2002. 50,000 of Wolfert's options vest monthly over a four-year term measured from August 31, 2002.

(4)
Mr. Barlow's options vest annually over a four year term measured from February 14, 2002.

        All of the current employment agreements described above may be terminated at any time by either party upon ten days' notice. These employment agreements continue until terminated by either us or the employee.

Reports of the Compensation Committee and Audit Committee

        The following Compensation Committee's Report on Executive Compensation and Audit Committee's Report on the Company's audited financial statements for the fiscal year ended December 31, 2002 shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the SEC or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        The following is a report of the compensation committee of the Board of Directors (the "Compensation Committee") describing the compensation policies applicable to our executive officers during the fiscal year ended December 31, 2002. The Compensation Committee is responsible for ensuring that we provide competitive compensation practices and that those practices are in accordance with all legal requirements and are of the highest quality. These responsibilities include making recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers, senior executives and directors of the corporation, and all bonus and stock compensation to all employees.

General Compensation Policy

        Under the supervision of the Compensation Committee, our compensation policy is designed to attract and retain qualified key executives critical to the growth and long-term success. It is the objective of the Compensation Committee to have a portion of each executive's compensation contingent upon our performance, as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (1) base salary which reflects individual performance and expertise; (2) variable bonus awards established explicitly in employment agreements or determined individually by the Board or Compensation Committee, which are payable in cash and tied to the achievement of certain performance goals; and (3) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

        The following summary describes in more detail the factors which the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

        The level of base salary is established on the basis of the individual's qualifications and relevant experience, the strategic goals for which she or he has responsibility, compensation levels at companies which compete with us for business and executive talent, and incentives necessary to attract and retain qualified management. Base salary is adjusted annually to take into account the individual's performance and to maintain a competitive salary structure. It is the policy of ValueClick that the Compensation Committee or the Board of Directors review and approve base wage compensation proposals for executive officers.

Cash-Based Incentive Compensation

        Cash bonuses are awarded to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as revenue growth, operating margin targets and new business opportunities.

Long-Term Incentive Compensation

        We utilize our stock option plans to provide executive and other key employees with incentives to maximize long-term stockholder values. Awards under this plan take the form of incentive stock options designed to give the recipient a meaningful stake in the equity in ValueClick and thereby closely align his or her interests with those of our stockholders.

Compensation of the Chief Executive Officer

        The plans and policies discussed above were the basis for the 2002 compensation of the Company's Chief Executive Officer, James R. Zarley. In accordance with these plans and policies, Mr. Zarley received a base salary of $300,000 from January 1, 2002 to June 15, 2002. On June 16, 2002, Mr. Zarley's salary was increased to $375,000 and remained at that level for the duration of 2002. On May 23, 2002, the Company granted 1. 5 million stock options to Mr. Zarley (the "Options"). The Options were issued with an exercise price of $2.45 and vest monthly over a period of four years.

Deductibility of Executive Compensation

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by ValueClick to each of its executive officers is expected to be below $1 million and the Compensation Committee believes that options granted under our 2002 Incentive Stock Option Plans to such officers will meet the requirements for qualifying as performance-based, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of its executive officers. It is the Compensation Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under the applicable tax law. However, we may from time to time pay compensation to our executive officers that may not be deductible.

THE COMPENSATION COMMITTEE:
Martin T. Hart
David S. Buzby

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The following is the report of the audit committee of the Board of Directors (the "Audit Committee") with respect to the Company's audited financial statements for the fiscal year ended December 31, 2002, included in the Company's Annual Report on Form 10-K.

I.    Membership And Role Of Audit Committee

        The Audit Committee consists of the following members of the Company's Board of Directors: Martin T. Hart, David S. Buzby and Jeffrey F. Rayport. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. Over the past six months the Audit Committee met several times to review its charter and consider amendments that may be necessary and appropriate in light of recent changes in the law including the enactment of the Sarbanes-Oxley Act of 2002, as well as certain amendments to the SEC's rules and regulations and the Nasdaq continued listing requirements, both of which are expected to apply to the Audit Committee in the near future. The Audit Committee is still in the progress of reviewing its charter and expects to announce the adoption of an amended charter shortly.

II.    Review With Management

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

III.    Review And Discussions With Independent Accountants

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

IV.    Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

THE AUDIT COMMITTEE
Martin T. Hart
David S. Buzby
Jeffrey F. Rayport

INDEPENDENT PUBLIC ACCOUNTANTS

        The Company's independent auditors, PricewaterhouseCoopers LLP, audited the consolidated financial statements of the Company and its subsidiaries as of and for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2003 Annual Meeting with an opportunity to make a statement if they desire to do so, and the representatives are expected to be available to respond to appropriate questions. The Audit Committee of the Board of Directors of Directors will select the Company's independent auditors to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2003. The Audit Committee has considered whether the provision of services by PricewaterhouseCoopers LLP other than the audit of the financial statements of the Company for fiscal 2002 and the review of the financial statements for the first three quarters of fiscal 2002 is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        During the fiscal year ended December 31, 2002, PricewaterhouseCoopers LLP provided the following audit and audit related services to ValueClick:

        Audit Fees.    Fees for the 2002 annual audit and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the first three quarters in 2002 were $274,300. Fees for the 2001 annual audit and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the first three quarters in 2001 were $279,000. These amounts includes statutorily required audits and reviews of our majority owned subsidiary in Japan and our wholly-owed subsidiaries in Europe.

        Tax Fees.    PricewaterhouseCoopers LLP did not render any professional tax services during the 2002 or 2001 fiscal years.

        Financial Information Systems Design and Implementation Fees.    PricewaterhouseCoopers LLP did not render any professional services to the Company for the design and implementation of financial information systems during the 2002 or 2001 fiscal years.

        All Other Fees.    All other fees for 2002 and 2001 were $55,380 and $114,000, respectively, for audit related services including accounting standard and transaction consultations.

Performance Graph

        Set forth below is a graph comparing the cumulative total stockholder return of $100 invested in our Common Stock on March 31, 2000 (the day our shares commenced trading) through December 31, 2002 with the cumulative total return of $100 invested in the Nasdaq Stock Market (U.S.) Index, the JP Morgan H&Q Internet 100 Index and the RDG Internet Index calculated similarly for the same period.

COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
AMONG VALUECLICK, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE JP MORGAN H & Q INTERNET 100 INDEX AND THE RDG INTERNET INDEX

    * $100 invested on 3/31/00 in stock or index-
    including reinvestment of dividends.
    Fiscal year ending December 31.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1:  ELECTION OF DIRECTORS

        ValueClick's bylaws provide that the exact number of directors will be fixed from time to time by action of its stockholders or board of directors. ValueClick's board of directors has fixed the number of directors for the 2003 fiscal year at seven directors. Seven members of ValueClick's board of directors will be elected at the annual meeting. ValueClick's board of directors has nominated each of the persons listed below to be elected as directors to serve for a one-year term and until his successor is duly elected and qualified.

        Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the board of directors' seven director nominees below. Proxies cannot be voted for more than the seven named director nominees.

        Each nominee for election has agreed to serve if elected, and ValueClick has no reason to believe that each director nominee will be unavailable to serve. If any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a director nominee designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the director nominees named below.

        The biographies of ValueClick's nominees for directors are included above at page 3, under "INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS."

        The names of the nominees, and certain information about them, are set forth below.

Nominees

Name	Age	Director Since	Position
James R. Zarley	57	1998	Chairman of the Board and Chief Executive Officer
David S. Buzby	42	1999	Director
Martin T. Hart	66	1999	Director
Tom A. Vadnais	53	2001	Director
Gordon B. Hoffstein	50	2002	Director
Samuel P. Gerace, Jr.	39	2002	Director
Jeffrey F. Rayport	43	2002	Director

The board recommends that you vote "FOR" the election of all seven nominees for director.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

        All proposals of stockholders intended to be presented at the 2004 annual general meeting of shareholders must be received by the Company not later than December 17, 2003 for inclusion in our 2004 proxy statement and form of proxy relating to the 2004 annual general meeting. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies. Please address your proposals to: ValueClick, Inc., 4353 Park Terrace Drive, Westlake Village, California 91361, Attention: Secretary.

        For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual general meeting, the rules of the SEC permit management to vote proxies in its discretion if we do not receive notice of the proposal on or before February 24, 2004. Notices of intention to present proposals at next year's annual general meeting should be addressed to ValueClick, Inc., 4353 Park Terrace Drive, Westlake Village, California 91361, Attention: Secretary.

                      By Order of the Board of Directors,
                      /s/ Samuel J. Paisley
                       Chief Financial Officer

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VALUECLICK, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2003

        The undersigned hereby appoints James R. Zarley and Samuel J. Paisley, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of ValueClick, Inc. to be held at The Westlake Village Inn, 31943 Agoura Road, Westlake Village, California, on Thursday, May 15, 2003 at 10:00 AM, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

(Continued, and to be marked, dated and signed, on the other side)

/*\ Detach here from proxy voting card. /*\

You can now access your VALUECLICK INC. account online.

Access your VALUECLICK INC. shareholder/stockholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC agent for VALUECLICK INC., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirectSM is currently only available for domestic individual and joint acounts.
• SSN
• PIN
• Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.	You are now ready to log in. To access your account please enter your:

• SSN
• PIN
• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History
• Book-Entry Information
• Issue Certificate
• Payment History
• Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE YOUR VOTE WILL NOT COUNT "FOR" OR "AGAINST" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.	Please mark your votes as indicated in this example	☒

		FOR all nominees listed below (except as indicated to the contrary below ).	WITHHOLD AUTHORITY to vote for all nominees listed below.
1.	Election of Directors Director Nominees:	☐	☐	2. Other Business. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The board of directors at present knows of no other business to be presented by or on behalf of ValueClick or the board of directors at the meeting.
01 James R. Zarley 02 David S. Buzby 03 Martin T. Hart 04 Tom Vadnais 05 Gordon B. Hoffstein		06 Samuel P. Gerace, Jr. 07 Jeffrey F. Rayport
INSTRUCTION: To Withhold Authority to vote for any individual nominee, write that nominee's name in the space below.				WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box ☐

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.
Signature	Signature	Date
Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.
/*\ Detach here from proxy voting card. /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/vclk		Telephone 1-800-435-6710		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

INFORMATION ABOUT VALUECLICK COMMON STOCK OWNERSHIP
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN* AMONG VALUECLICK, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, THE JP MORGAN H & Q INTERNET 100 INDEX AND THE RDG INTERNET INDEX
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION ABOUT STOCKHOLDER PROPOSALS